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                                                                   Exhibit a(11)

                     ESTABLISHMENT AND DESIGNATION OF SERIES
                        OF SHARES OF BENEFICIAL INTEREST
                                 $.01 PAR VALUE

                                NOVEMBER 21, 2005

The undersigned, being a majority of the Trustees of Harbor Fund, a Delaware business trust (the "Trust"), acting pursuant to ARTICLE IV, Section 1 of the Trust's Agreement and Declaration of Trust dated June 8, 1993 as amended from time to time (the "Declaration of Trust"), hereby divide the shares of beneficial interest of the Trust into fourteen separate series (each individually a "Fund" or collectively the "Funds"), each Fund hereby created having the following relative rights and preferences.

1.   The Funds shall be designated as follows:

     DOMESTIC EQUITY
     Harbor Capital Appreciation Fund
     Harbor Mid Cap Growth Fund
     Harbor Small Cap Growth Fund
     Harbor Small Company Growth Fund
     Harbor Large Cap Value Fund
     Harbor Mid Cap Value Fund
     Harbor Small Cap Value Fund

     INTERNATIONAL EQUITY
     Harbor International Fund
     Harbor International Growth Fund

     FIXED INCOME
     Harbor High-Yield Bond Fund
     Harbor Bond Fund
     Harbor Real Return Fund
     Harbor Short Duration Fund
     Harbor Money Market Fund

2. Each Fund shall be authorized to hold cash and invest in securities and instruments and use investment techniques as described in the Trust's registration statement under the Securities Act of 1933, as amended from time to time. Each share of beneficial interest, $.01 par value, of each Fund shall be redeemable as provided in the Declaration of Trust, shall be entitled to one vote (or fraction thereof in respect of a fractional share) on matters on which shares of that Fund shall be entitled to vote and shall represent a pro rata beneficial interest in the assets allocated to that Fund. Shares of each Fund (except Harbor Bond Fund, Harbor Real Return Fund, Harbor Short Duration Fund and Harbor Money Market Fund) shall be divided into three classes of shares, which classes shall be designated as Institutional Class, Retirement Class and Investor Class. Shares of Harbor Bond Fund, Harbor Real Return Fund, Harbor Short Duration Fund and Harbor Money Market Fund shall be divided into two classes, which classes shall be designated as Institutional Class and Retirement Class. The proceeds of sales of shares of a Fund, together with any income and gain thereon, less any diminution or expenses thereof, shall irrevocably belong to that Fund, unless otherwise required by law. Each share of a Fund shall be entitled to receive its pro rata share of net assets of that Fund upon liquidation of that Fund. Upon redemption of shareholder's shares, or indemnification for liabilities incurred by reason of a shareholder being

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     or having been a shareholder of a Fund, such shareholder shall be paid solely out of the property of such Fund.

3. Shareholders of each Fund shall vote separately as a series on any matter except, consistent with the Investment Company Acts of 1940, as amended (the "Act"), and the rules and the Trust's registration statement thereunder, (i) the election of Trustees, (ii) any amendment of the Declaration of Trust, unless the amendment affects fewer than all series, in which case shareholders of the affected series shall vote separately, and (iii) ratification of the selection of auditors. In each case of such separate voting, the Trustees shall determine whether, for the matter to be effectively acted upon within the meaning of Rule 18f-2 under the Act or any successor rule as to a Fund, the applicable percentage (as specified in the Declaration of Trust, or the Act and the rules thereunder) of the shares of that Fund alone must be voted in favor of the matter, or whether the favorable vote of such applicable percentage of the shares of each Fund entitled to vote on the matter is required.

4. The shares of the Trust outstanding on the date set forth in the resolution of the Trustees establishing and designating the series of the Trust shall remain classified as shares of the Funds designated as DOMESTIC EQUITY - Harbor Capital Appreciation Fund, Harbor Mid Cap Growth Fund, Harbor Small Cap Growth Fund, Harbor Small Company Growth Fund, Harbor Large Cap Value Fund, Harbor Mid Cap Value Fund, Harbor Small Cap Value Fund; INTERNATIONAL EQUITY - Harbor International Fund, Harbor International Growth Fund; FIXED INCOME - Harbor High-Yield Bond Fund, Harbor Bond Fund, Harbor Real Return Fund, Harbor Short Duration Fund and Harbor Money Market Fund.

5. The assets and liabilities of the Trust existing on the date hereof shall, except as provided below, remain allocated among the Funds designated as DOMESTIC EQUITY - Harbor Capital Appreciation Fund, Harbor Mid Cap Growth Fund, Harbor Small Cap Growth Fund, Harbor Small Company Growth Fund, Harbor Large Cap Value Fund, Harbor Mid Cap Value Fund, Harbor Small Cap Value Fund; INTERNATIONAL EQUITY - Harbor International Fund, Harbor International Growth Fund; FIXED INCOME - Harbor High-Yield Bond Fund, Harbor Bond Fund, Harbor Real Return Fund, Harbor Short Duration Fund and Harbor Money Market Fund and hereafter, the assets and liabilities of the Trust shall be allocated among the Funds designated in Paragraph 1 above, as set forth in ARTICLE IV, Section 4 of the Declaration of Trust, except as provided below:

     (a) Costs incurred by the Trust on behalf of a Fund in connection with the organization, registration and public offering of shares of such Fund shall be paid for by such Fund beginning with the month that such Fund commences or commended (as the case may be) operations.

     (b) The liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular Fund shall be allocated among the Funds on the basis of their relative average daily net assets except where allocation of direct expenses can otherwise fairly be made.

     (c) The Trustees may from time to time in particular cases make specific allocations of assets or liabilities among the Funds.

6. The Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of any Fund now or hereafter created, or to otherwise change the relative rights and preferences of any such Fund, provided that such change shall not adversely affect the right of shareholders of a Fund.


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Executed as of the date first noted above.


                                        /s/ David G. Van Hooser
                                        ----------------------------------------
                                        David G. Van Hooser
                                        as Trustee and not individually


                                        /s/ Howard P. Colhoun
                                        ----------------------------------------
                                        Howard P. Colhoun
                                        as Trustee and not individually


                                        /s/ John P. Gould
                                        ----------------------------------------
                                        John P. Gould
                                        as Trustee and not individually


                                        /s/ Rodger F. Smith
                                        ----------------------------------------
                                        Rodger F. Smith
                                        as Trustee and not individually


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